Exhibit 5.1

June 25, 2020

Pulmatrix, Inc.

99 Hayden Avenue, Suite 390

Lexington, MA 02421

Ladies and Gentlemen:

We have acted as counsel to Pulmatrix, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”) by the Company, which registers the resale by the holders thereof of 6,687,869 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), comprised of (i) 1,433,447 shares of Common Stock issuable upon exercise of the warrants issued on February 12, 2019, to certain selling stockholders in a private offering exempt from registration under the Securities Act, pursuant to a securities purchase agreement dated as of February 7, 2019, (ii) 4,787,553 shares of Common Stock issuable upon exercise of the warrants issued on April 20, 2020, to certain selling stockholders in a private offering exempt from registration under the Securities Act, pursuant to a securities purchase agreement dated as of April 16, 2020, (iii) 10,151 shares of Common Stock issuable upon exercise of the warrants issued to the designees of H.C. Wainwright & Co., LLC (“Wainwright”), who served as the Company’s underwriter in connection with a public offering that closed on January 31, 2019, (iv) 34,605 shares of Common Stock issuable upon exercise of the warrants issued to the designees of Wainwright, who served as the Company’s underwriter in connection with a public offering that closed on February 4, 2019, (v) 110,922 shares of Common Stock issuable upon exercise of the warrants issued to the designees of Wainwright, who served as the Company’s placement agent in connection with a registered offering that closed on February 12, 2019; and (vi) 311,191 shares of Common Stock issuable upon exercise of the warrants issued on April 20, 2020 to the designees of Wainwright, who served as the Company’s placement agent in connection with a registered direct offering closed on April 20, 2020. The foregoing warrants are referred to herein collectively as the “Warrants” and the shares underlying such Warrants are referred to herein collectively as the “Warrant Shares.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s amended and restated certificate of incorporation and the restated bylaws, each as amended and/or restated as of the date hereof (“Company Charter Documents”), (ii) the Registration Statement, including the prospectus, and all exhibits thereto, (iii) the specimen of the Common Stock certificate, (iv) the Warrants and (v) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (iii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Warrant Shares or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to (i) the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and (ii) the laws of the State of New York, in each case, as in effect on the date hereof, we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP